Exhibit 99.2

UNITED STATE BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re: MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	Chapter 11 Case. No. 09-50026 (MG) (Jointly Administered)

ORDER (I) APPROVING THE GUC TRUST ADMINISTRATOR’S ACTIONS; (II) APPROVING THE SETTLEMENT AGREEMENT AND THE RELEASE AGREEMENT PURSUANT TO FEDERAL RULE OF BANKRUPTCY PROCEDURE 9019; AND (III) AUTHORIZING

THE REALLOCATION OF GUC TRUST ASSETS

Upon the motion (the “Motion”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”) pursuant to Bankruptcy Code sections 105(a), 363, and 1142 and Bankruptcy Rule 9019 for approval of the settlement agreement (the “Settlement Agreement”) dated as of March 27, 2020, entered into among the GUC Trust, New GM,1 and the Plaintiffs and Plaintiffs’ Class Counsel (each a “Party,” and collectively, the “Parties”) and the Release Agreement (attached as Exhibit 8 to the Settlement Agreement) among the GUC Trust and New GM (the “Release Agreement”) dated as of March 27, 2020; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. § 1409; and upon consideration of the Declaration of Layn R. Phillips, the MDL Court-Appointed Economic Loss Settlement Mediator; and due and proper notice of the Motion having been given, and no other or further notice being

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Motion or the Settlement Agreement, as applicable.

necessary; and the Court having reviewed the Motion, Settlement Agreement, Release Agreement and the other documents filed in connection therewith; and the Court having held a hearing on April 23, 2020 (the “Hearing”); and after due deliberation and for good cause shown,

THE COURT FINDS:2

A.	The legal and factual bases set forth in the Motion establish just and sufficient cause to grant the relief requested therein.
B.	The Settlement Agreement was negotiated by the Parties in good faith and at arms’ length.
C.	The Release Agreement was negotiated by the GUC Trust and New GM in good faith and at arm’s length.
D.

The Settlement Agreement and the Release Agreement and the actions contemplated thereby, including the releases given therein, meet the applicable legal standards for the approval of a compromise and settlement by a debtor in bankruptcy, and are reasonable, fair, and equitable and supported by adequate consideration.  The Court, however, does not express an opinion with respect to whether the Settlement Agreement may be approved by Federal Rule of Civil Procedure 23, which is a matter left to the MDL Court.

E.

The immediate distribution of $300,000,000.00 to Unitholders, granting the GUC Trust Release to New GM (including the termination of the right to seek the Adjustment Shares) as set forth in the Settlement Agreement and the Release Agreement, and the reallocation of $50,000,000.00 of GUC Trust Assets to fund $2,000,000.00 in Settlement Implementation Expenses and the GUC Trust’s $48,000,000.00 payment into the Common Fund to be established

[2]

The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

as a Qualified Settlement Fund, coupled with entry into the Settlement Agreement itself, are an appropriate exercise of the GUC Trust Administrator’s rights, powers and privileges.
F.	The Settlement Agreement and the Release Agreement, and the actions contemplated thereby, including the releases given therein, are in the best interests of the beneficiaries of the GUC Trust.
G.	The $300,000,000.00 distribution to the Unitholders provided for in the Settlement Agreement and authorized below resolves the GUC Trust Excess Distribution Motion [ECF No. 14565].

NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

1.	The Motion is GRANTED as set forth herein.
2.

Without expressing any opinion with respect to whether the Settlement Agreement may be approved pursuant to Federal Rule of Civil Procedure 23, which is a matter left to the jurisdiction of the MDL Court, the Settlement Agreement and the Release Agreement are APPROVED pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Sections 105(a), 363 and 1142, and the GUC Trust is authorized to enter into the Settlement Agreement and the Release Agreement.

3.

The objections filed by (i) the Motors Liquidation Company Avoidance Action Trust (the “AAT”) [ECF No. 14708] and (ii) the United States of America and Export Development Canada, as DIP Lenders [ECF No. 14714], are withdrawn pursuant to the terms described on the record at the Hearing and as set forth in the joint letter dated April 22, 2020 and filed on the docket.  Any and all other objections to the Motion and/or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled on the merits.  The objections filed by Plaintiffs and New GM to the AAT’s motion for approval of its distribution plan [ECF No. 14552] are withdrawn pursuant to the terms described on the record at the Hearing and as set forth in the joint letter dated April 22, 2020.
4.

The Parties and the AAT shall file an amended Settlement Agreement (the “Amended Settlement Agreement”), no later than May 1, 2020, which, in consideration for the AAT’s agreement, subject to this Court’s approval, to contribute $2.2 million to the Common Fund (as defined in the Settlement Agreement), shall include a provision releasing all potential claims against Old GM, the Old GM bankruptcy estate and the AAT.  For the avoidance of doubt, any provisions in the Settlement Agreement preserving claims against Old GM, the Old GM bankruptcy estate and the AAT, including but not limited to paragraphs 142 and 143, are not approved.

5.

The AAT shall seek approval of its entry into the Amended Settlement Agreement pursuant to a separate motion pursuant to Bankruptcy Rule 9019 and Bankruptcy Code Sections 105(a), 363, and 1142 by no later than May 1, 2020, and nothing in this Order shall constitute approval of the AAT’s entry into the Settlement Agreement or Amended Settlement Agreement.

6.

The GUC Trust is authorized to take all necessary steps pursuant to the terms and conditions of the Settlement Agreement and the Release Agreement to effectuate the Settlement Agreement and the Release Agreement, including without limitation: (i) the GUC Trust’s execution, delivery and performance of the Settlement Agreement and the Release Agreement are hereby approved; (ii) the GUC Trust’s distribution of $300,000,000.00 to the Unitholders is hereby authorized; (iii) the granting of the releases and covenants not to sue incorporated in the Settlement Agreement and the Release Agreement are hereby approved; and (iv) the reallocation of $50,000,000.00 in GUC Trust Assets to fund $2,000,000.00 in Settlement Implementation

Expenses upon the MDL Court’s order preliminarily approving the Settlement Agreement and the GUC Trust’s $48,000,000.00 payment into the Common Fund to be established as a Qualified Settlement Fund is hereby approved, provided, however, that the GUC Trust shall not pay $2,000,000.00 for Settlement Implementation Expenses and $48,000,000.00 into the Common Fund to be established as a Qualified Settlement Fund until the conditions specified by the Settlement Agreement are met.

7.	The GUC Trust is authorized to take all necessary steps to enter into and effectuate the Amended Settlement Agreement without seeking any further orders or approvals from the Court.
8.	Pursuant to Section 8.1(e) of the GUC Trust Agreement, the GUC Trust is authorized to take the actions set forth in the Settlement Agreement to effectuate the Settlement.
9.

Immediately and automatically upon the Excess Distribution Date, pursuant to the terms of the Settlement Agreement and the Release Agreement, the GUC Trust shall be deemed to have (i) released all claims, rights, and interests in the Adjustment Shares and, as a result, New GM shall have no further obligation to issue the Adjustment Shares under any circumstance; and (ii) waived any and all rights to seek a Claims Estimation Order in the Bankruptcy Court or in any other court of competent jurisdiction, or otherwise seek any order that would directly or indirectly require New GM to issue any Adjustment Shares, regardless of (a) the aggregate amount of allowed general unsecured claims, whether estimated or otherwise determined, asserted or allowed in any court, including the Bankruptcy Court, and (b) any provision to the contrary in the Sale Agreement, the GUC Trust Agreement, the Letter Regarding Adjustment Shares, the Old GM Plan or any other agreement.

10.	As evidenced by the affidavits of service filed with this Court, and in accordance with the procedures described in the Motion, notice has been given and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been provided in accordance with the Court-approved notice procedures, and notice has also been provided to any other required notice party under Section 6.1(b)(iv) of the GUC Trust Agreement, and the notice was good, sufficient and appropriate in light of the circumstances and the nature of the relief requested, and no other or further notice is or shall be required.

11.

The Provisions of this Order relating to the Release Agreement and the $300,000,000.00 distribution to GUC Trust Unitholders are non-severable and mutually dependent, and shall remain binding, effective, and enforceable regardless of whether the Preliminary Approval Order is entered, the Final Order is entered, the Final Effective Date occurs, or the Settlement Agreement is hereafter terminated.

12.

Upon entry of this Order, and until the earlier to occur of (a) the occurrence of the Final Effective Date and (b) the termination of the Settlement Agreement pursuant to its terms, all Persons shall be, and hereby are, stayed from commencing or pursuing any litigation in the Bankruptcy Court arising out of, in connection with, or related to the Settlement Agreement.

13.

Upon entry of this Order, all Persons shall be permanently barred, enjoined and restrained from contesting or disputing the Excess Distribution, the reallocation of $50,000,000.00 of GUC Trust Assets or the Release Agreement.

14.

The failure to specifically include any particular provision of the Settlement Agreement or the Release Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Settlement Agreement and the Release Agreement, and all actions required for implementation of the Settlement Agreement and the Release Agreement, be approved in their entirety.

15.	For the avoidance of doubt, nothing in this Order shall preclude claims by the Parties to the Settlement Agreement and the Parties to the Release Agreement to enforce any obligations created therein.
16.	This Order is a final order within the meaning of 28 U.S.C. § 158(a), as it fully and finally resolves the Motion and the GUC Trust Excess Distribution Motion.
17.	This Order shall be immediately effective and enforceable upon entry.
18.	The Court shall retain jurisdiction to hear and determine any and all matters concerning this Order.

Dated:April 23, 2020 New York, New York	_____Martin Glenn__________ THE HONORABLE MARTIN GLENN UNITED STATES BANKRUPTCY JUDGE